UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): June 29, 2017 (June 22, 2017)

THE CORETEC GROUP INC.

 (Exact name of registrant as specified in charter)

Oklahoma (State or other jurisdiction of incorporation)	000-54697 (Commission File Number)	73-1479206 (IRS Employer Identification No.)

6804 South Canton Avenue, Suite 150 Tulsa, OK (Address of principal executive offices)	74136 (Zip Code)

Registrant’s telephone number, including area code: (918) 494-0505

3DICON CORPORATION

(Former name, former address and former fiscal year, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

 Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.03	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On June 22, 2017, the Coretec Group Inc. (the “Company”) filed an Amended Certificate of Incorporation (the “Amendment”) with the Secretary of State of the State of Oklahoma, to (i) change its name from “3DIcon Corporation” to “the Coretec Group Inc.” (“Name Change”) and to (ii) effect a 1-for-300 reverse stock split (“Reverse Split”). The Name Change and Reverse Split became effective with the State of Oklahoma on June 28, 2017 and with the Financial Industry Regulatory Authority, Inc. (“FINRA”) on June 29, 2017 (“Effective Time”).

At the Effective Time, each 300 shares of the Company’s common stock, par value $.0002 per share (“Common Stock”), issued and outstanding were converted and reclassified into one share of the Company’s Common Stock. No fractional shares of the Company’s Common Stock were issued in connection with the Reverse Split. Shareholders who would otherwise be entitled to a fractional share will instead receive a new certificate rounding up their fractional share to the next nearest full share.

On June 29, 2017, the Company’s Common Stock began quotation on OTC Pink under the new name and a trading symbol of “TDCPD”. The “D” will be removed in 20 business days and the symbol will change to “CRTG”.

The foregoing description of the Amendment is qualified in its entirety by reference to the full text thereof which is filed as Exhibit 3.1 to this Current Report on Form 8-K and incorporated herein by reference.

Item 8.01	Other events

As previously disclosed in the Company’s Current Report on Form 8-K filed with the U.S. Securities and Exchange Commission (“SEC”) on October 6, 2016, the Company entered into and closed a Share Exchange Agreement (the “Share Exchange Agreement”) dated May 31, 2016 by and between the Company and Coretec Industries, LLC, a North Dakota limited liability company, pursuant to which the Company agreed to effect a corporate action that has the effect of allowing the Company to issue all Common Stock into which the Series B Preferred Stock issued in connection with the Share Exchange Agreement may be converted. On June 29, 2017, post the Reverse Split, all shares of Series B Preferred Stock were adjusted for the Reverse Split and were converted into the Company’s Common Stock. As a result, the Company issued an aggregate of 41,842,241 shares of Common stock to the holders of Series B Preferred Stock.

As a result of the above actions, the number of the total issued and outstanding shares of the Company’s Common Stock, as of the date of this report, is 46,781,423.

Item 9.01	Financial Statements and Exhibits

(d) Exhibits

Exhibit No.	Description

3.1	Amended Certificate of Incorporation

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

3DICON CORPORATION

Date: June 29, 2017	By:	/s/ Michael A. Kraft
	Name: Position:	Michael A. Kraft Chief Executive Officer